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                                                                    Exhibit 23.1


                         CONSENT OF KOST FORER & GABBAY,
                    A MEMBER OF ERNST & YOUNG INTERNATIONAL,
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of DSP Group, Inc. for the registration of 161,433 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2000, (except for Note 9, as to which the date is March 1, 2000) with respect to the consolidated financial statements and schedules of DSP Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                     /s/ Kost Forer & Gabbay

                                     KOST FORER & GABBAY
                                     Certified Public Accountants (Israel)
                                     A member of Ernst & Young International
Tel Aviv, Israel
March 30, 2001